Exhibit 99






Release Date:                                           Further Information:

IMMEDIATE RELEASE                                       David J. Bursic
January 30, 2007                                        President and CEO -or-
                                                        Pamela M. Tracy
                                                        Investor Relations
                                                        Phone: 412/364-1913



              WVS FINANCIAL CORP. ANNOUNCES QUARTERLY CASH DIVIDEND


         WVS Financial Corp. (NASDAQ: WVFC) announced today that its Board of Directors at their meeting on January 29, 2007 declared a regular $0.16 cash dividend on the common stock of the Company, payable on February 15, 2007 to the stockholders of record at the close of business on February 5, 2007.

         WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC insured savings bank which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania.


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